EXHIBIT 2.1


                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      ALLIANCE CAPITAL MANAGEMENT L.P. II

     This Amended and Restated Certificate of Limited Partnership of Alliance Capital Management L.P. II, a Delaware limited partnership (the "Partnership"), is being executed as of October 29, 1999 for the purpose of amended and restating in its entirety, as hereinafter set forth, the Certificate of Limited Partnership of the Partnership (the "Certificate"), which Certificate was originally filed in the Office of the Secretary of State of the State of Delaware under the present name of the Partnership on April 6, 1999.

     It is, therefore, certified that the Certificate is hereby amended and restated in its entirety as follows:

     1. Name. The name of the Partnership is Alliance Capital Management L.P.

     2. Registered Office and Registered Agent. The registered office of the Partnership in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent of the Partnership for service of process at such address is The Corporation Trust Company.

     3. Name and Address of General Partner. The name and business address of the General Partner of the Partnership are as follows:

                    Alliance Capital Management Corporation
                    1345 Avenue of the Americas
                    32nd Floor
                    New York, NY 10105

     4. Amended and Restated Certificate. This Amended and Restated Certificate has been duly executed and is being filed in accordance with the provisions ss.17-210 of the Delaware Revised Uniform Limited Partnership Act.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of the day and year first above written.

                                         GENERAL PARTNER

                                         ALLIANCE CAPITAL MANAGEMENT CORPORATION


                                         By:   /s/ David R. Brewer, Jr.
                                            ---------------------------
                                            Name:  David R. Brewer, Jr.
                                            Title: Senior Vice President and
                                                   General Counsel